Exhibit 99.4

CONSENT

Each of the undersigned does hereby consent to being named in the Registration Statement on Form S-4 of Transpro, Inc. ("Transpro") dated May 2, 2005, and any amendments thereto, as a person who will become a director of Transpro.

Dated: May 2, 2005

/s/ VINCENT L. MARTIN ______________________________________ Vincent L. Martin	/s/ JAMES R. RULSEH ______________________________________ James R. Rulseh
/s/ BRADLEY C. RICHARDSON ______________________________________ Bradley C. Richardson	/s/ MICHAEL T. YONKER ______________________________________ Michael T. Yonker